ASSIGNMENT AND BILL OF SALE

Reference is hereby made to the letter agreement dated the date hereof (the “Agreement”) among Vyteris, Inc., a Delaware corporation ("Vyteris"), Vyteris, Inc., a Nevada corporation and Ferring Pharmaceuticals, Inc., a Delaware corporation (“Ferring”).  Each capitalized term used herein and not defined herein shall have the meaning ascribed to it in the Agreement.

Vyteris, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell, assign, transfer, set over, deliver and convey unto Ferring the Purchased Assets, including, without limitation, the assets described in Schedule 1 attached hereto.

TO HAVE AND TO HOLD the same unto the said Ferring, its successors and assigns, forever.

Vyteris hereby agrees to execute and deliver such further instruments of conveyance, transfer and assignment and to take such other and further action as Ferring may reasonably request more effectively to sell, assign, transfer, set over, deliver and convey any of the Purchased Assets hereunder and to confirm title thereto to Ferring, and to assist in the collection or reduction to possession thereof and to exercise rights with respect thereto.

Vyteris hereby constitutes and appoints Ferring and its successors and assigns as Vyteris' true and lawful attorney, with full power of substitution, in Vyteris' name and stead, but on behalf and for the benefit of Ferring and its successors and assigns, to demand and receive any and all of the Purchased Assets and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Vyteris' name, or otherwise, for the benefit of Ferring and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Ferring and its successors or assigns may deem proper for the collection or reduction to possession of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby granted, sold, assigned, transferred, set over, delivered and conveyed, or intended to be, and to do all acts and things in relation to the Purchased Assets which Ferring and its successors and assigns shall deem desirable, Vyteris hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Vyteris or by its dissolution or in any manner or for any reason whatsoever.

The representations, warranties and covenants of Vyteris contained in the Agreement shall not merge into but shall survive this Assignment and Bill of Sale and become a part hereof and shall continue in full force and effect from and after the date hereof.

IN WITNESS WHEREOF, Vyteris has caused this Assignment and Bill of Sale to be executed and delivered by its duly authorized officers as of the ______ day of March, 2009.

Attest:		VYTERIS, INC., a Delaware corporation

By:	/s/ Joseph N. Himy	By:	/s/ Haro Hartounian
Name: Joseph N. Himy		Name: Haro Hartounian
Title: Chief Financial Officer and		Title: Chief Executive Officer
Principal Accounting Officer

Acknowledged and Agreed by:

VYTERIS, INC., a Nevada Corporation

By:	/s/ Haro Hartounian
Name: Haro Hartounian
Title: Chief Executive Officer

SCHEDULE 1

The Purchased Assets include the following:

See Attached